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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                State or Jurisdiction of
    Name of Subsidiary                          Incorporation or Organization

    Central Freight Lines, Inc.                 Texas

    Central Receivables, Inc.                   Nevada